April 11, 2008

Heidi Mackintosh

From: Luis Rivera

Dear Heidi,

Thank you for meeting with us! Everyone here has enjoyed speaking with you, and we’d like you to join Lyris. I am pleased to confirm the offer made to you for the position of Chief Financial Officer. Your start date will be May 1, 2008 working in our Emeryville office, reporting to Luis Rivera, Chief Executive Officer.

The terms of this offer include:

  An annual base salary of $220,000, paid to you semi-monthly
  An annual merit bonus of up to 22.5%, paid out quarterly. This bonus is based on MBOs to be mutually determined with the CEO as well as company performance.
  6 months severance pay if terminated without cause after 6 months of employment.
  For the avoidance of doubt, for the purposes of your entitlement to severance and for termination without cause, “Without Cause” shall be defined as a termination by the Company of your employment for any reason other than a termination based upon “Cause”, death or “Disability”:

For this purpose, “Cause” shall be defined as (i) your failure to perform your obligations and duties hereunder to the satisfaction of the Company, which failure is not remedied within 15 days after receipt of written notice from the Company; (ii) your commission of an act of fraud upon, or willful misconduct toward, the Company or any of its affiliates; (iii) your material breach of Section 3, Section 4, Section 6 or Section 8 of the PIIA, which in any case is not remedied within 15 days after receipt of written notice from the Board or the Company; (iv) your conviction of any felony (or a plea of nolo contendere thereto) or any crime involving moral turpitude; or (v) your failure to carry out, or comply with, in any material respect any directive of the Board consistent with the terms of the PIIA, which is not remedied within 15 days after receipt of written notice from the Board or the Company. Any written notice from the Board or the Company pursuant to termination for Cause shall specifically identify the failure that it deems to constitute Cause.

For this purpose, “Disability” shall be defined as your inability to perform your employment duties and obligations for a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and acceptable to you or your legal representative (such agreement as to acceptability not to be withheld unreasonably);

  Your position is exempt, which means you are not eligible for overtime pay
  Flexible Spending Accounts for Healthcare & Dependent care
  15 days paid vacation per year
  10 days paid sick leave per year
  Partially-subsidized medical, dental and vision plans
  401(k) plan after one month of employment
  A stock option grant of 400,000 shares with 25% vesting after the first year, and quarterly annual vesting thereafter (pending board approval, and subject to the terms of the operative Stock Option Plan and executed Stock Option Agreement).

Your responsibilities in this role will include, but not be limited to, the following:

  Ensure fiscal accountability in the management and review of all accounting transactions including accounts payable, accounts receivable, fixed assets, payroll and benefits administration as well as compliance with GAAP, IRS and other applicable requirements
  Ensure all necessary internal accounting controls are in place and develop accounting policies and procedures accordingly
  Manage entire annual audit process, including preparation of information in accordance with GAAP, engagement of external auditors and preparation of financial statements
  Manage all financial reporting activities for internal and external purposes including reports for management, and federal and state agencies
  Manage cash flow to maximize investment returns while ensuring adequate available funds as needed
  Assist CEO in preparation and monitoring of annual budget, pro forma and forecasts
  Handle risk management activities including recommending insurance coverage needed for organization and administering insurance policies
  Ensure that financial management policies and programs are aligned with company’s strategic goals, objectives and performance outcomes
  Ensure that the company is in full compliance with federal, state and local laws and regulations
  Evaluate, recommend, develop, implement and manage the management, financial and administrative tools required to monitor Company’s progress on financial and operational goals
  Manage all aspects of Investor relations
  Promote and demonstrates core values of integrity, communication, teamwork and innovation among and between team members, creating a work environment for employee enrichment and development
  Oversee the Human Resources team

Your employment will also be subject to the following additional conditions:

  You must abide by Lyris’ rules, regulations, and practices (including but not limited to those concerning work schedules, vacation and sick leave) as they may from time to time be adopted or modified, herein and in the Lyris Employee Handbook.
  You must complete and execute the enclosed standard Lyris Proprietary Information and Inventions Agreement (“PIAA”).
  The information you have provided in connection with your application for employment must be complete and accurate, and the results of your reference checks (and where applicable, background check) must be acceptable to the Company.

The Company maintains an at-will employment relationship with all employees. This means that employment is terminable by you or the company, at any time for any reason, with or without cause.

This covers the main points of our employment offer to you. Kindly indicate your acceptance of our offer by signing one copy of this letter and returning it to Amanda Griffith in Human Resources via fax 510-225-2330 (private fax) by April 18, 2008.

Best regards,

Luis Rivera
Chief Executive Offer

Accepted:		Date:
Heidi Mackintosh